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                                                                   Exhibit 10.26

                         TRADEMARK ASSIGNMENT AGREEMENT


            This TRADEMARK ASSIGNMENT AGREEMENT, dated as of November 2, 2000, is by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("ASSIGNOR"), and AETNA LIFE INSURANCE AND ANNUITY COMPANY, a CONNECTICUT corporation ("ASSIGNEE").

                                    RECITALS

            WHEREAS, the parties' parent company, AETNA INC. ("PARENT"), and the parties' affiliated company, AETNA U.S. HEALTHCARE INC., intend to enter into a distribution agreement ("DISTRIBUTION AGREEMENT") as contemplated by the Agreement and Plan of Restructuring and Merger, dated July 19, 2000, by and among ING GROEP N.V., a corporation organized under the laws of the Netherlands, ING AMERICA INSURANCE HOLDINGS, INC., a Delaware corporation, ANB ACQUISITION CORP., a Connecticut corporation, and Parent;

            WHEREAS, in consideration of the transactions contemplated by the Distribution Agreement and the Agreement and Plan of Restructuring and Merger, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the trademarks, service marks, trade names, trademark registrations and applications (including intent-to-use applications) set forth on Schedule 1 attached hereto (collectively, the "MARKS") and all goodwill symbolized by and associated with the business conducted under such Marks, which business is ongoing and existing, and Assignee desires to accept the assignment of, all of Assignor's right, title and interest in and to such Marks and all goodwill symbolized by and associated with the business conducted under such Marks.

            NOW, THEREFORE, by this document, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign to Assignee, and its successors and assigns, its entire right, title and interest in and to: (i) the Marks; (ii) any and all goodwill symbolized by and associated with the business conducted under the Marks; (iii) all registrations and applications (including intent-to-use applications) for the Marks; (iv) all income, royalties, damages and payments in respect of the Marks; and (v) all causes of action (either in law or in equity) and the right to sue, counterclaim and recover for infringement of the Marks.

            Assignor hereby agrees to execute all papers and to perform such other proper acts as Assignee or its successors or assigns deem reasonably necessary to secure for Assignee or its successors or assigns, or to evidence the rights, hereby transferred.



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            WHEREFORE, Assignor has caused this Trademark Assignment Agreement to be duly executed as of the date first written above.



                                             AETNA LIFE INSURANCE COMPANY

                                             By:   /s/ Paige L. Falasco
                                                   -----------------------------
                                                   Name: Paige L. Falasco
                                                   Title:   AVP

Agreed and Acknowledged:


AETNA LIFE INSURANCE AND ANNUITY COMPANY

By:  /s/ Catherine H. Smith
     ------------------------
     Name:  Catherine H. Smith
     Title: Senior Vice President and
            Chief Financial Officer